N-SAR EXHIBIT 77C

OPPENHEIMER VARIABLE ACCOUNT FUNDS, on behalf of
OPPENHEIMER MONEY FUND/VA

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of the Oppenheimer Variable Account Funds, on behalf of Oppenheimer Money Fund/VA (the “Fund”) was held at which the twelve Trustees identified below were elected to the Trust (Proposal No. 1).  At the meeting Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                               859,155,000                                36,277,763
Edward L. Cameron                                  860,463,149                                34,969,615
Jon S. Fossel                                             861,382,389                                34,050,375
Sam Freedman                                           860,173,958                                35,258,806
Richard F. Grabish                                    862,692,974                                32,739,789
Beverly L. Hamilton                                  862,904,192                                32,528,571
Robert J. Malone                                      862,354,488                                33,078,275
F. William Marshall, Jr.                            860,997,182                                34,435,581
Victoria J. Herget                                      861,814,105                                33,618,659
Karen L. Stuckey                                      861,434,246                                33,998,517
James D. Vaughn                                      861,208,178                                34,224,585
William F. Glavin, Jr.                                 861,148,846                                34,283,917

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
143,792,630             11,761,224                                7,542,630                                N/A

2b:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
143,287,584               12,360,528                                7,448,372                                N/A

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
144,220,293              11,346,635                                7,529,555                                N/A

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
140,754,722               11,368,890                                10,972,872                                N/A

2e-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
141,638,879              11,410,951                                10,046,653                                N/A

2e-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
140,627,091               12,443,690                                10,025,703                                N/A

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
140,719,480               12,149,168                                10,227,836                                N/A

2g:  Proposal to revise the fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
141,811,520              11,135,873                                10,149,090                                N/A

2i:  Convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
141,662,727              11,475,382                                9,958,375                                N/A

2j:  Approve a change in the fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote
141,614,767               11,573,793                                9,907,924                                50,749,721

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
821,085,084              23,597,959                                50,749,721                                50,749,721